Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2018 Financial Results

•	Record quarterly revenue of $51.9 million represents 25% year-over-year growth, and record annual revenue of $194.0 million represents 37% year-over-year growth

•	Overall organic revenue growth was 25% for the fourth quarter and 17% for the year 2018

WALTHAM, MA – February 21, 2019 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter and full year 2018. Provided in this press release are financial highlights for the three- and twelve-month periods ended December 31, 2018, followed by our current financial guidance for the year 2019, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are delighted with the way we closed out 2018 with both revenues and orders accelerating in the second half of the year and overall organic growth coming in at 17% for the year and 25% for the fourth quarter. Our direct products continue to gain broad market acceptance as we focus on improving yield and lowering biologic drug manufacturing costs for our customers. Our team delivered on major programs in 2018: we strengthened our position in the chromatography and filtration markets through strategic partnerships; we increased our investment in R&D, bringing three key products to market; we completed the integration of Spectrum; and we invested in capacity expansion to stay ahead of demand. We remain committed to bringing high-impact technologies and solutions to our bioprocessing customers and believe we are well-positioned to deliver another year of above-industry growth in 2019.”

Fourth Quarter 2018 Highlights

•	Total revenue increased by 25% year-over-year, to a new quarterly record of $51.9 million

•	Overall organic revenue growth was 25%

•	Spectrum product sales contributed $13.5 million, an increase of 14% year-over year

•	GAAP fully-diluted EPS was $0.12 compared to $0.27 for the fourth quarter of 2017 which included the $0.22 positive net impact of benefits related to U.S. tax reform

•	Adjusted (non-GAAP) fully-diluted EPS increased to $0.21 from $0.20 for the fourth quarter of 2017

Full Year 2018 Highlights

•	Total revenue increased by 37% year-over-year to a new annual record of $194.0 million

•	Overall organic revenue growth was 17%

•	Spectrum product sales contributed $50.8 million, a pro forma increase of 24% year-over-year

•

GAAP fully-diluted EPS was $0.37 compared to $0.72 for the year 2017 which included a $0.55 positive net impact of valuation allowance reversals triggered by our acquisition of Spectrum and by benefits related to U.S. tax reform

•	Adjusted (non-GAAP) fully-diluted EPS increased to $0.73 compared to $0.69 for the year 2017

Financial Details for the Fourth Quarter and Full Year 2018

REVENUE

•	Total revenue for the fourth quarter of 2018 increased to $51.9 million compared to $41.6 million for the fourth quarter of 2017, a year-over-year gain of 25% as reported and at constant currency.

•	Total revenue for the year 2018 increased to $194.0 million compared to $141.2 million for the year 2017, a year-over-year gain of 37% as reported and at constant currency.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the fourth quarter of 2018 was $28.9 million, a year-over-year increase of $6.5 million or 29%, and representing 55.7% gross margin. Adjusted gross profit (non-GAAP) for the fourth quarter of 2018 was $29.1 million, a year-over-year increase of $5.3 million, or 22%, and representing 55.9% gross margin.

•

Gross profit for the year 2018 was $108.1 million, a year-over-year increase of $33.9 million or 46% and representing 55.7% gross margin. Adjusted gross profit for the year 2018 was $108.8 million, a year-over-year increase of $30.2 million, or 38%, and representing 56.1% gross margin.

The operating income, net income, EPS, EBITDA and adjusted EBITDA figures below for the year 2018 include the impact of a $2.3 million upfront payment to Navigo Proteins GmbH, which was recognized during the second quarter of 2018 as an R&D expense and had a ($0.04) tax-effected impact on EPS.

OPERATING INCOME

•

Operating income (GAAP) for the fourth quarter of 2018 was $7.9 million, a 141% increase from $3.3 million for the fourth quarter of 2017. Adjusted operating income (non-GAAP) for the fourth quarter of 2018 was $11.1 million, a 31% increase from $8.5 million for the fourth quarter of 2017.

•

Operating income for the year 2018 was $26.0 million, an 86% increase from $14.0 million for the year 2017. Adjusted operating income for the year 2018 was $39.4 million, a 25% increase from $31.6 million for the year 2017.

The net income and EPS figures below include the impacts in fiscal year 2017 of valuation allowance reversals driven by our acquisition of Spectrum and benefits related to U.S. tax reform. Combined, these resulted in a positive net impact of $0.22 on GAAP EPS in the fourth quarter of 2017, and a positive net impact of $0.55 on GAAP EPS for the full year 2017.

NET INCOME

•

Net income (GAAP) for the fourth quarter of 2018 was $5.6 million, compared to $12.2 million for the fourth quarter of 2017 which included the positive $9.6 million net impact of benefits related to U.S. tax reform. Adjusted net income (non-GAAP) for the fourth quarter of 2018 increased to $9.8 million from $8.7 million for the fourth quarter of 2017.

•

Net income for the year 2018 was $16.6 million, compared to $28.4 million for the year 2017 which included the positive $21.8 million net impact of valuation allowance reversals triggered by our acquisition of Spectrum and benefits related to U.S. tax reform. Adjusted net income for the year 2018 increased to $33.3 million from $27.2 million for the year 2017.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the fourth quarter of 2018 were $0.12 on a fully diluted basis compared to $0.27 for the fourth quarter of 2017 which included the positive $0.22 net impact of benefits related to U.S. tax reform legislation. Adjusted EPS (non-GAAP) for the fourth quarter of 2018 increased to $0.21 per fully diluted share, compared to $0.20 for the 2017 period.

•

Earnings per share for the year 2018 were $0.37 on a fully diluted basis compared to $0.72 for the year 2017 which included a combined positive $0.55 net impact of valuation allowance reversals triggered by our acquisition of Spectrum ($0.31 net impact) and benefits related to U.S. tax reform ($0.24 net impact). Adjusted earnings per share increased to $0.73 on a fully-diluted basis for the year 2018 compared with $0.69 for the same period in 2017.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the fourth quarter of 2018 was $11.9 million, an increase from $7.1 million for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was $12.5 million, an increase from $9.6 million for the fourth quarter of 2017.

•	EBITDA for the year 2018 was $42.0 million, an increase from $23.8 million for the year 2017. Adjusted EBITDA for the year 2018 was $45.0 million, an increase from $35.1 million for the year 2017.

CASH

•	Our cash, cash equivalents and marketable securities at December 31, 2018 were $193.8 million, an increase of $20.0 million from $173.8 million at December 31, 2017.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2019

Our financial guidance for the year 2019 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions or future fluctuations in foreign currency exchange rates.

YEAR 2019 GUIDANCE:

•

Total revenue is projected to be in the range of $218-$225 million, reflecting overall revenue growth of 12%-16% as reported and organic growth of 13%-17%, which anticipates a 1.0% foreign currency headwind.

•	Gross margin is expected to be 56%-57% on both a GAAP and non-GAAP basis.

•	Income from operations is expected to be in the range of $36-$39 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $48-$51 million.

•	Net income is expected to be in the range of $23-$25 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $38-$40 million.

•	Fully diluted GAAP EPS is expected to be in the range of $0.48-$0.53. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $0.81-$0.86.

Our non-GAAP guidance for the year 2019 excludes the following items:

•	$10.4 million estimated intangible amortization expense; $0.5 million in cost of product revenue and $9.9 million in G&A.

•	$1.2 million estimated acquisition and integration expenses associated with the Spectrum acquisition.

•	$4.5 million of non-cash interest expense (Other income (expense)) related to our debt financing.

Our non-GAAP guidance for the year 2019 includes:

•	An income tax increase of $0.8 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, February 21, 2019, at 8:30 a.m. EST, to discuss fourth quarter and full year 2018 financial results and corporate developments. The conference call will be accessible by dialing toll-free (866) 777-2509 for domestic callers or (412) 317-5413 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10128740.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition costs related to the Company’s acquisition of Atoll GmbH, TangenX Technology Corporation, and Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), inventory step-up charges related to the acquisition of Spectrum Inc., intangible amortization costs, non-cash interest expense, the impact on tax of intangible amortization, tax benefits associated with variable integration expenses and in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. Also excluded are tax benefits associated with valuation allowances on deferred tax assets, and tax benefits associated with tax reform. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes protein products (Protein A affinity ligands, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (including XCell™ ATF, TangenX™ SIUS™ TFF and Spectrum KrosFlo™ TFF filters and systems). The Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins used in biologics purification, and cell culture media used to accelerate cell growth in a bioreactor. Our innovative line of OPUS® chromatography columns, used in bench-scale through commercial-scale biologics purification, are delivered pre-packed to our customers with their choice of affinity resin. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used in perfusion processes to continuously concentrate cells and increase product yield from a bioreactor. Single-use SIUS™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Shrewsbury, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of the Spectrum business, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Product revenue	$51,849	$41,572	$193,891	$141,089
Royalty and other revenue	93	39	141	147

Total revenue	51,942	41,611	194,032	141,236
Costs and expenses:
Cost of product revenue	23,014	19,137	85,953	67,050
Research and development	3,099	3,068	15,768	8,672
Selling, general and administrative	17,976	16,145	66,323	51,509

	44,089	38,350	168,044	127,231

Income from operations	7,853	3,261	25,988	14,005
Investment income	644	63	1,895	371
Interest expense	(1,701)	(1,637)	(6,709)	(6,441)
Other expense, net	75	(138)	262	(687)

Income before income taxes	6,871	1,549	21,436	7,248
Income tax provision (benefit)	1,233	(10,629)	4,819	(21,105)

Net income	$5,638	$12,178	$16,617	$28,353

Earnings per share:
Basic	$0.13	$0.28	$0.38	$0.74

Diluted	$0.12	$0.27	$0.37	$0.72

Weighted average shares outstanding:
Basic	43,881,151	43,568,706	43,767,402	38,233,527

Diluted	46,291,014	44,385,472	45,471,169	39,150,374

	December 31, 2018	December 31, 2017
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$193,822	$173,759
Working capital	145,695	217,571
Total assets	770,766	743,519
Long-term obligations	24,474	126,760
Accumulated deficit	(15,568)	(31,508)
Stockholders’ equity	615,748	591,548

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP INCOME FROM OPERATIONS
ADJUSTMENTS TO INCOME FROM OPERATIONS:	$7,853	$3,261	$25,988	$14,005
Acquisition and integration costs	$615	1,354	$2,928	7,519
Inventory step-up charges	$—	1,096	$—	3,816
Intangible amortization	$2,612	2,739	$10,518	6,215

ADJUSTED INCOME FROM OPERATIONS	$11,080	$8,450	$39,434	$31,555

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP NET INCOME	$5,638	$12,178	$16,617	$28,353
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	615	1,354	2,928	7,519
Inventory step-up charges	—	1,096	—	3,816
Intangible amortization	2,612	2,739	10,518	6,215
Non-cash interest expense	1,088	1,019	4,248	3,977
Tax effect of intangible amortization and acquisition costs	(200)	(101)	(979)	(882)
Release of valuation allowance on deferred tax assets	—	—	—	(12,236)
Net impact of tax reform legislation	—	(9,586)	—	(9,586)

ADJUSTED NET INCOME	$9,753	$8,699	$33,332	$27,176

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP NET INCOME PER SHARE - DILUTED	$0.12	$0.27	$0.37	$0.72
ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.01	0.03	0.06	0.19
Inventory step-up charges	—	0.02	—	0.10
Intangible amortization	0.06	0.06	0.23	0.16
Non-cash interest expense	0.02	0.02	0.09	0.10
Tax effect of intangible amortization and acquisition costs	(0.00)	(0.00)	(0.02)	(0.02)
Release of valuation allowance on deferred tax assets	—	—	—	(0.31)
Net impact of tax reform legislation	—	(0.22)	—	(0.24)

ADJUSTED NET INCOME PER SHARE - DILUTED	0.21	$0.20	0.73	$0.69

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP NET INCOME
ADJUSTMENTS:	$5,638	$12,178	$16,617	$28,353
Investment Income	(644)	(63)	(1,895)	(371)
Interest Expense	1,701	1,637	6,709	6,441
Tax Provision	1,233	(10,629)	4,819	(21,105)
Depreciation	1,305	1,250	5,213	4,237
Amortization	2,659	2,739	10,565	6,215

EBITDA	11,892	7,112	42,028	23,770
OTHER ADJUSTMENTS:
Acquisition and integration costs	615	1,354	2,928	7,519
Inventory step-up charges	—	1,096	—	3,816

ADJUSTED EBITDA	$12,507	$9,562	$44,956	$35,105

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP COST OF SALES
ADJUSTMENT TO COST OF SALES:	$23,014	$19,137	$85,953	$67,050
Acquisition and integration costs	8	(33)	(162)	(53)
Inventory step-up charges	—	(1,096)	—	(3,816)
Intangible amortization	(135)	(148)	(565)	(578)

ADJUSTED COST OF SALES	$22,887	$17,860	$85,226	$62,603

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP SG&A EXPENSE
ADJUSTMENTS TO SG&A EXPENSE:	$17,976	$16,145	$66,323	$51,509
Acquisition and integration costs	(624)	(1,291)	(2,600)	(7,416)
Intangible amortization	(2,477)	(2,591)	(9,953)	(5,637)

ADJUSTED SG&A EXPENSE	$14,875	$12,263	$53,770	$38,456

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO NON-GAAP (ADJUSTED) NET INCOME GUIDANCE

(in thousands)	Twelve months ending December 31, 2019
	Low End	High End
GUIDANCE ON NET INCOME	$23,000	$25,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	1,167	1,167
Anticipated pre-tax amortization of acquisition-related intangible assets	10,401	10,401
Non-cash interest expense	4,538	4,538
Tax effect of intangible amortization and integration	(778)	(778)
Guidance rounding adjustment	(328)	(328)

GUIDANCE ON ADJUSTED NET INCOME	$38,000	$40,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2019
	Low End	High End
GUIDANCE ON NET INCOME	$0.48	$0.53
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	$0.02	$0.02
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.22	$0.22
Non-cash interest expense	$0.10	$0.10
Tax effect of intangible amortization and integration	($0.02)	($0.02)
Guidance rounding adjustment	$0.01	$0.00

GUIDANCE ON ADJUSTED NET INCOME	$0.81	$0.86

Totals may not add due to rounding.

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